Exhibit 23
                 CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Post-Effective Amendment No. 2 to Registration Statement No. 333-11355 of Mity-Lite, Inc. on Form S-8 of our report dated May 4, 1999, appearing in Form 8-K/A Amendment 1 dated April 1, 2000 of Mity-Lite, Inc.



Crowe, Chizek and Company LLP
Elkhart, Indiana
June 12, 2000